As filed with the Securities and Exchange Commission on March 27, 1997
                                          Registration No. 033-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       ---------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       ---------------------------------

                             MICROSEMI CORPORATION
              (Exact name of issuer as specified in its charter)

            Delaware                             95-2110371
     (State of incorporation)        (I.R.S. Employer Identification No.)

            2830 South Fairview Street, Santa Ana, California 92704
                   (Address of principal executive offices)

                       ---------------------------------

                     1987 MICROSEMI CORPORATION STOCK PLAN

                       ---------------------------------
                             (Full title of plan)

                       ---------------------------------

                               David R. Sonksen,
  Vice President - Finance, Chief Financial Officer, Secretary and Treasurer
                             Microsemi Corporation
            2830 South Fairview Street, Santa Ana, California 92704
                    (Name and address of agent for service)

                                (714) 979-8220
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                              Nick E. Yocca, Esq.
                            Nicholas J. Yocca, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                        CALCULATION OF REGISTRATION FEE

 ---------------------------------------------------------------------------------------------------------------------------------
                                                      Proposed                 Proposed
                                                      Maximum                   Maximum
Title of Securities         Amount to Be              Offering                 Aggregate                  Amount of
 To Be Registered          Registered (1)           Price Per Share         Offering Price(2)          Registration Fee
 ---------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.20 par value           747,940 Shares               $12.375                $9,255,757.50              $3,191.64
 ---------------------------------------------------------------------------------------------------------------------------------

(1) Includes such indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1987 Microsemi Corporation Stock Plan, as amended (the "Plan").

(2) The aggregate offering price for 747,940 additional shares of Common Stock registered hereby, which are to be offered to the Registrant's employees, directors, advisors or consultants pursuant to the Plan, is estimated solely for purpose of calculating the registration fee, in accordance with General Instruction E. to Form S-8 Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high (12-5/8) and low (12-1/8) prices of the Common Stock of the Registrant reported on the NASDAQ National Market System on March 20, 1997.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The registrant hereby incorporates the following in this Registration Statement (herein called the "Registration Statement") by this reference:

        The contents of the registration statement of the Registrant on Form
S-8 filed with the Securities and Exchange Commission (the "Commission") on August 25, 1987, Registration No. 33-16711, relating to 750,000 shares of Common Stock, par value $.20 par value per share (the "Common Stock"), registered to be offered pursuant to the Plan are hereby incorporated herein by reference.

        The contents of the registration statement of the Registrant on Form S-8 filed with the Commission on October 13, 1995, Registration No. 033-63395, relating to 252,060 shares of Common Stock registered to be offered pursuant to the Plan are incorporated herein by reference.

        On February 24, 1994, the Registrant's stockholders approved amendments of the Plan that provide for annual increases in the number of shares of Common Stock available to be offered and sold pursuant to the Plan. The shares of Common Stock registered hereby comprise 158,160 and 155,780 shares that became available at September 30, 1996 and November 1, 1995, respectively, plus 434,000 shares representing the approximate amount of additional shares estimated to be the maximum to become available under this provision of the Plan prior to the Plan's scheduled termination on December 15, 2000.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

          Number                                Description
          ------                                -----------
           5.1              Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
                             Corporation, Counsel to the Registrant
          23.1              Consent of Stradling, Yocca, Carlson & Rauth, a Professional
                             Corporation (included in the Opinion filed as Exhibit 5.1)
          23.2              Consent of Price Waterhouse LLP, Independent Accountants
          24.1              Power of Attorney

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 19. Indemnification of Directors and Officers.

         (a) Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware General Corporation Law permits indemnification by a corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with, respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested or otherwise.

         (b) The Restated Certificate of Incorporation of the registrant provides that the registrant will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the registrant.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on the 21st day of March, 1997.

                           MICROSEMI CORPORATION

                           By:  /s/ DAVID R. SONKSEN
                              ------------------------------------------------
                              David R. Sonksen
                              Vice President - Finance,
                              Chief Financial Officer, Secretary and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                               Title                            Date
         ---------                               -----                            ----
/s/ PHILIP FREY, JR.*                            Chairman of the Board,           March 21, 1997
--------------------------------                  Chief Executive Officer
Philip Frey, Jr.                                  and President

/s/ DAVID R. SONKSEN                             Vice President - Finance,        March 21, 1997
--------------------------------                  Chief Financial Officer,
David R. Sonksen                                  (Chief Accounting Officer)


/s/ JIRI SANDERA*                                Treasurer and Secretary          March 21, 1997
--------------------------------                  Vice President, Engineering
Jiri Sandera, Ph.D.                               and Director

/s/ BRAD DAVIDSON*                               Director                         March 21, 1997
--------------------------------
Brad Davidson

/s/ ROBERT B. PHINIZY*                           Director                         March 21, 1997
--------------------------------
Robert B. Phinizy

/s/ JOSEPH M. SCHEER*                            Director                         March 21, 1997
--------------------------------
Joseph M. Scheer

/s/ MARTIN H. JURICK*                            Director                         March 21, 1997
--------------------------------
Martin H. Jurick

*By David R. Sonksen, as attorney in fact

                                 EXHIBIT INDEX


Exhibit
Number             Description
-------            -----------
 5.1               Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
                   Corporation, Counsel to the Registrant

23.1               Consent of Stradling, Yocca, Carlson & Rauth, a Professional
                   Corporation (included in the Opinion filed as Exhibit 5)

23.2               Consent of Price Waterhouse LLP, Independent Accountants, re:
                   Financial Statements of Microsemi Corporation

24.1               Power of Attorney